EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-23427, Form S-3 No. 333-32049) of EqualNet Holding Corp. and in the related Prospectus and in the Registration Statements (Form S-8 No. 33-97200) pertaining to the Employee Stock Option and the Restricted Stock Plan of EqualNet Holding Corp., (Form S-8 No. 333-04485) pertaining to the EqualNet Holding Corp. Employee Stock Purchase Plan, (Form S-8 No. 333-04483) pertaining to the EqualNet Holding Corp. 1995 Non-Employee Director Stock Option Plan of our report dated September 25, 1997, with respect to the consolidated financial statements of EqualNet Holding Corp. included in the Annual Report (Form 10-K) for the year ended June 30, 1997.

                                                               ERNST & YOUNG LLP

Houston, Texas
September 29, 1997
                                                                    EXHIBIT 23.1